Exhibit 1(a)

NORTHERN STATES POWER COMPANY

(a Minnesota corporation)

FORM OF
UNDERWRITING AGREEMENT

(First Mortgage Bonds)

[Date]

To the Representatives named in Schedule I hereto
   of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Northern States Power Company, a Minnesota corporation (the “Company”), proposes to sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), its First Mortgage Bonds of the designation, with the terms and in the aggregate principal amount specified in Schedule I hereto (the “Bonds”) to be issued under its Trust Indenture, dated as of February 1, 1937, from the Company to The Bank of New York Trust Company, N.A., as successor trustee (the “Trustee”), as previously amended, supplemented and restated and as to be amended and supplemented by a supplemental indenture relating to the Bonds (such Trust Indenture as so supplemented, amended and restated being hereinafter referred to as the “Indenture”). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives,” as used herein, shall each be deemed to refer to such firm or firms.

1.             Representations and Warranties by the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

(a)           The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”), and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such Form, including a prospectus, for the registration under the Act of the Bonds, which registration statement has become effective. Such registration statement and prospectus may have been amended or supplemented from time to time prior to the date of this Agreement. Any such amendment or supplement was filed with the Commission and any such amendment has become effective. As used in this Agreement:

(i)            “Applicable Time” means                , New York City time, on the date of this Agreement;

(ii)           “Effective Date” means any date as of which any part of such registration statement relating to the Bonds became, or is deemed to have become, effective under the Act in accordance with the rules and regulations thereunder;

(iii)          “Final Term Sheet” means the final term sheet in the form attached as Schedule III hereto and prepared and filed pursuant to Section 4(a) hereof;

(iv)          “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Act), including the Final Term Sheet, prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Bonds;

(v)           “Preliminary Prospectus” means any preliminary form of prospectus supplement relating to the Bonds (together with the base prospectus in the form in which it appears in the Registration Statement) which has heretofore been or is required to be filed by the Company pursuant to Rule 424 under the Act and used prior to the filing of the Prospectus;

(vi)          “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, including the pricing terms of the offering of the Bonds and the terms and conditions of the Bonds specified in the Final Term Sheet;

(vii)         “Prospectus” means the base prospectus in the form in which it appears in the Registration Statement together with the final prospectus supplement relating to the Bonds, in the form in which it shall be filed by the Company with the Commission pursuant to Rule 424 under the Act (including the base prospectus as so supplemented); and

(viii)        “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement and, if the Company files any document pursuant to the Exchange Act after the date of this Agreement and prior to the termination of the offering of the Bonds by the Underwriters, which documents are deemed to be incorporated by reference into the Prospectus, such filing shall constitute an amendment or supplement to the Prospectus and the term “Prospectus” shall refer also to said prospectus as supplemented by the documents so filed from and after the time said documents are filed with the Commission. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Act prior to or on the date hereof (including for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement or any documents incorporated by reference therein by the Act, the Exchange Act or the rules and regulations thereunder which have not been so filed.

(b)           No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; the Registration Statement, on the Effective Date, complied in all material respects with the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the respective rules and regulations of the Commission thereunder and did not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, at the time the Prospectus is filed with the Commission and at the Closing Date (as hereinafter defined), the Prospectus will comply in all material respects with the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;  provided that the Company makes no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (B) the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the Registration Statement or Prospectus. Each Preliminary Prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the Act, complied when so filed in all material respects with the rules under the Act, and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c)           The documents incorporated by reference in any Preliminary Prospectus or the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any documents so filed and incorporated by reference subsequent to the date of this Agreement will, when they are filed with the Commission, conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and none of such documents include or will include any untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           The Pricing Disclosure Package, as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statement of Eligibility

(Form T-1) under the Trust Indenture Act of the Trustee or (B) the information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the Pricing Disclosure Package, which information is specified in Section 10(g) hereof.

(e)           Prior to the execution of this Agreement, the Company has not made and will not make (other than the Final Term Sheet) any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives; the Company has complied and will comply with the requirements of Rule 433 under the Act with respect to any such Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus will not, as of its issue date and through the time the Bonds are delivered pursuant to Section 3 hereof, include any information that conflicts with the information contained in the Registration Statement and the Prospectus; and any such Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement, any Preliminary Prospectus and the Prospectus, did not, when issued or filed pursuant to Rule 433, and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)            Deloitte & Touche LLP, which audited the consolidated financial statements and the related financial statement schedule as of and for the year ended December 31,            , incorporated by reference in the Registration Statement and most recent Preliminary Prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31,            , is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder and do not provide to the Company or its subsidiaries any non-audit services which are prohibited by Section 10A(g) or which have not been pre-approved in accordance with Section 10A(h) of the Exchange Act.

(g)           The financial statements of the Company and its consolidated subsidiaries filed as a part of or incorporated by reference in the Registration Statement or the most recent Preliminary Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and fairly present the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in financial position for the periods specified, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as disclosed in such financial statements.

(h)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota with due corporate authority to carry on the business in which it is engaged and to own and operate the properties used by it in such business, as described in the most recent Preliminary Prospectus; the Company is qualified to do business as a foreign corporation and is in good standing under the laws of the States of North Dakota and South Dakota; and the

Company is not required by the nature of its business to be licensed or qualified as a foreign corporation in any other state or jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and the failure to so qualify might permanently impair title to property material to its operations or its right to enforce a material contract against others or expose it to substantial liabilities; and, except as set forth in the Pricing Disclosure Package, the Company has all material licenses and approvals required at the date hereof to conduct its business, except where the failure to be so licensed in good standing or qualified would not have a material adverse effect on the condition (financial or otherwise), stockholder’s equity, results of operations, earnings, or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(i)            The Company has no subsidiaries which would be deemed significant subsidiaries under Regulation S-X.

(j)            Except as disclosed in the most recent Preliminary Prospectus, all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(k)           Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or action, order or decree of any court, arbitrator or governmental or regulatory authority, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, which are material to the Company and its subsidiaries taken as a whole, and there has not been any material change in the capital stock or long-term debt of the Company on a consolidated basis or any change that results in a Material Adverse Effect, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus.

(l)            Neither the execution and delivery of this Agreement and the Indenture, the issuance and delivery of the Bonds, the consummation of the transactions herein contemplated and the fulfillment of the terms hereof, nor compliance with the terms and provisions of this Agreement, the Bonds and the Indenture will conflict with, or result in the breach of, any of the terms, provisions or conditions of the Articles of Incorporation, as amended, or by-laws of the Company, or conflict with, or result in the breach or violation of any of the terms or provisions of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance (other than the lien of the Indenture) upon any property or assets of the Company pursuant to, any indenture, deed of trust, loan agreement or other contract, agreement or instrument to which the Company is a party or in which the Company has a beneficial interest or by which the Company is bound or result in the violation of any law, statute, order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or over its properties.

(m)          The Company has full right, power and authority to execute and deliver this Agreement, the Bonds and the Indenture and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement, the Bonds and the Indenture and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.

(n)           The Bonds have been duly authorized for issuance and sale pursuant to this Agreement and, when executed and authenticated in accordance with the Indenture and delivered and paid for as provided herein, will be duly issued and will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency and other laws affecting enforcement of creditors’ rights, and will be entitled to the benefits of the Indenture which will be substantially in the form heretofore delivered to you.

(o)           The Indenture has been duly and validly authorized by the Company and has been duly qualified under the Trust Indenture Act and, when duly executed and delivered by the Company, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors’ rights.

(p)           This Agreement has been duly authorized, executed and delivered by the Company.

(q)           Each of the Indenture and the Bonds conform in all material respects to the description thereof contained in the Registration Statement and the Pricing Disclosure Package.

(r)            The Minnesota Public Utilities Commission (the “MPUC”) has issued its order approving the Company’s capital structure which order authorizes the issuance of the Bonds and is final and in full force and effect, and no other approval of, or any consent, authorization or order of, or filing or registration with, any regulatory public body, state or federal, or any court having jurisdiction over the Company, is, or will be at the Closing Date (as hereinafter defined), necessary in connection with the issuance and sale of the Bonds pursuant to this Agreement or the execution, delivery and performance of this Agreement and the Indenture, other than approvals that may be required under state securities laws.

(s)           The Company has good and valid title to all real and fixed property and leasehold rights described or enumerated in the Indenture (except such properties as have been released from the lien thereof in accordance with the terms thereof) and title to all personal property owned by it, subject only to taxes and assessments not yet delinquent, the lien of the Indenture as to parts of the Company’s property, certain easements, conditions, restrictions, leases, and similar encumbrances which do not affect the Company’s use of such property in the usual course of its business, certain minor defects in titles which are not material, defects in titles to certain properties which are not essential to the Company’s business and mechanics’ lien claims being contested or not of record or for the satisfaction or discharge of which adequate provision has been made by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

(t)            Other than as set forth or contemplated in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(u)           The Company is not and, after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the most recent Preliminary Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(v)           Except as set forth in the most recent Preliminary Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective business and (iii) are in compliance with all terms and conditions of any such permits, licenses or approvals, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(w)          Since the date as of which information is given in the most recent Preliminary Prospectus through the Closing Date, and except as may otherwise be disclosed in the most recent Preliminary Prospectus, the Company has not (i) issued or granted any securities (other than shares issued upon exercise of stock options) or (ii) declared or paid any dividend on its capital stock, and the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business or (ii) entered into any material transaction not in the ordinary course of business.

(x)            Each of the Company and, with respect to clause (ii), its subsidiaries (i) is not in violation of the Company’s Articles of Incorporation, as amended, or by-laws, (ii) is not in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which the Company or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and (iii), for defaults, events of default, violations and failures which do not or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.             Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Representatives and each other Underwriter, and the Representatives and each other Underwriter agree, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the respective principal amounts of the Bonds set forth opposite their respective names in Schedule II hereto.

The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Bonds contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither any Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.             Delivery and Payment. Delivery of and payment for the Bonds shall be made at the place, date and time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company (such date and time being herein called the “Closing Date”). Delivery of the Bonds shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company in federal (same day) funds. The Bonds will be delivered in definitive registered form except that, if for any reason the Company is unable to deliver the Bonds in definitive form, the Company reserves the right, as provided in the Indenture, to make delivery in temporary form. Any Bonds delivered in temporary form will be exchangeable without charge for Bonds in definitive form. Unless otherwise indicated on Schedule I, the Bonds will be registered in the name of Cede & Co., as nominee of The Depository Trust Company and in the principal amounts set forth in Schedule II hereto. The Bonds will be made available to the Representatives for checking in New York, New York, not later than 2:00 p.m., New York City time, on the business day preceding the Closing Date.

4.             Agreements of the Company. The Company agrees with the several Underwriters that:

(a)           The Company will cause the Prospectus, in a form approved by the Representatives, to be filed pursuant to Rule 424(b) under the Act and will notify the Representatives promptly of such filing. The Company will prepare the Final Term Sheet, containing solely a description of the terms of the Bonds and of the offering, in the form attached as Schedule III hereto, will file such Final Term Sheet pursuant to Rule 433(d) under the Act and will notify the Representatives promptly of such filing. During the period for which a prospectus relating to the Bonds is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), the Company will promptly advise the Representatives (i) when any amendment to the Registration Statement shall have become effective, (ii) when any subsequent supplement to the Prospectus (including documents deemed to be incorporated by reference into the Prospectus) has been filed, (iii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information and (iv) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Bonds for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information. During the period for which a prospectus relating to the Bonds is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), the Company will not file any amendment to the Registration Statement or supplement to the Prospectus (including documents deemed to be incorporated by reference into the Prospectus) unless the Company has furnished to the Representatives a copy for your review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. In the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, the Company will promptly use its best efforts to obtain the withdrawal of such order. In the event of the Company’s receipt of a notice objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, the Company will promptly take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Bonds by the Underwriters (and references herein to the “Registration Statement” shall include any such amendment or new registration statement).

(b)           If, at any time when a prospectus relating to the Bonds is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations of the Commission thereunder, the Company promptly, subject to paragraph (a) of this Section 4, will prepare and file an amendment or supplement to the Prospectus with the Commission and furnish to the Underwriters a reasonable number of copies thereof, or will make a filing with the Commission pursuant to Section 13 or 14 of the Exchange Act, which will correct such statement or omission or will effect such compliance.

(c)           The Company will make generally available to its security holders and to the Representatives a consolidated earnings statement (which need not be audited) of the Company, for a twelve-month period beginning after the date of the Prospectus filed pursuant to Rule 424(b) under the Act, as soon as is reasonably practicable after the end of such period, but in any event no later than eighteen months after the “effective date of the Registration Statement” (as defined in Rule 158(c) under the Act), which will satisfy the provision of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company, Rule 158).

(d)           The Company will deliver to the Representatives conformed copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), all amendments of and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request.

(e)           The Company will not make any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(f)            The Company will promptly file all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act and will retain as and to the extent required by Rule 433 under the Act all Issuer Free Writing Prospectuses not required to be filed with the Commission pursuant to the rules and regulations under the Act. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Representatives and, upon their request, file such document and prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g)           The Company will furnish such information, execute such instruments and take such action as may be required to qualify the Bonds for sale under the laws of such jurisdictions in the United States as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Bonds; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(h)           So long as the Bonds are outstanding, the Company will furnish (or cause to be furnished) to each of the Representatives, upon request, copies of (i) all stockholder reports of the Company and (ii) all reports and financial statements filed with the Commission or any national securities exchange.

(i)            During the period beginning from the date of this Agreement and continuing to the Closing Date, the Company will not offer, sell, or otherwise dispose of any debt securities of the Company (except under prior contractual commitments which have been disclosed to you), without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

(j)            The Company will obtain or make prior to the issuance of the Bonds all regulatory and governmental approvals, consents, authorizations, orders, filings and registrations necessary for the issuance of the Bonds, including, without limitation, any required approvals, consents, authorizations, orders, filings and registrations of the MPUC pertaining to the capital structure of the Company.

(k)           The Company will take such steps as shall be necessary to ensure that the Company shall not become an “investment company” within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.

(l)            In connection with the offering of the Bonds, until the Underwriters shall have notified the Company and the other Underwriters of the completion of the sale of the Bonds, the Company will not, and will use its best efforts to cause its controlled affiliates not to, either alone or with one or more other persons (i) bid for or purchase for any account in which it or any such affiliate has a beneficial interest any Bonds or attempt to induce any person to purchase any Bonds or (ii) make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Bonds.

(m)          The Company will not take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Bonds.

5.             Agreements of the Underwriters. Each Underwriter hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any Issuer Free Writing Prospectus or any “free writing prospectus,” as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) required to be filed by the Company with the Commission or retained by the Company pursuant to Rule 433 under the Act, other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) the Final Term Sheet or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

6.             Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of the Bonds to the Underwriters, all fees and expenses of the Company’s counsel and accountants, all costs and expenses incident to the preparation, printing, filing and distribution of the Registration Statement (including all exhibits thereto), any Preliminary Prospectus, the Prospectus (including all documents incorporated by reference therein), any Issuer Free Writing Prospectus and any amendments thereof or supplements thereto, all costs and expenses (including fees and expenses of counsel) incurred in connection with “blue sky” qualifications, the determination of the legality of the Bonds for investment by institutional investors and the rating of the Bonds, all costs and expenses of the printing and distribution of all documents in connection with this underwriting, the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties) and all expenses and application fees incurred in connection with any filing with, and clearance of any offering by, the National Association of Securities Dealers, Inc. Except as provided in this Section 6 and Section 9 hereof, the Underwriters will pay all their own costs and expenses, including the fees of their counsel and any advertising expenses in connection with any offer they may make.

7.             Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Bonds shall be subject, in the discretion of the Representatives, to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Company’s officers on and as of the Closing Date made in any certificates given pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; all filings (including, without limitation, the Final Term Sheet) required by Rule 433 under the Act shall have been made, and no such filings shall have been made without the consent of the Representatives; no stop order suspending the effectiveness of the Registration Statement or any part thereof or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b)           The Representatives shall be furnished with opinions, dated the Closing Date, of Michael C. Connelly, Vice President and General Counsel of the Company, substantially in the form included as Exhibit A, and Jones Day, Chicago, Illinois, counsel for the Company, substantially in the form included as Exhibit B.

(c)           The Representatives shall have received from Simpson Thacher & Bartlett LLP, New York, New York, counsel for the Underwriters, such opinion or opinions dated the Closing Date with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)           The Company shall have furnished to the Representatives a certificate of the President or any Vice President of the Company, dated the Closing Date, as to the matters set forth in paragraphs (a) and (i) of this Section 7 and to the further effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(ii)           there has been no change that results in a Material Adverse Effect whether or not arising in the ordinary course of business, from that set forth or contemplated by the Registration Statement, the most recent Preliminary Prospectus or Prospectus.

(e)           The Representatives shall have received letters from Deloitte & Touche LLP, independent public accountants for the Company (dated the date of this Agreement and Closing Date, respectively, and in form and substance satisfactory to the Representatives) advising that (i) they are an independent registered public accounting firm with respect to the Company as required by the Act and published rules and regulations of the Commission thereunder, (ii) in their opinion, the consolidated financial statements and supplemental schedules included or incorporated by reference in the Registration Statement or Prospectus and covered by their opinion filed with the Commission under Section 13 of the Exchange Act comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations of the Commission thereunder, (iii) that they have performed limited procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company, a reading of the minutes of meetings of the Board of Directors, committees thereof, and of the shareholder of the Company since the date of the most recent audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that:  (A) any material modifications should be made to any unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement or Prospectus for them to be in conformity with generally accepted accounting principles or any unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement or Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the rules and regulations of the Commission applicable to Form 10-Q; and (B) with respect to the period subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus and except as set forth in or contemplated by the Registration Statement or Prospectus, there were any changes, at a specified date not more than three business days prior to the date of the letter, in the capital stock of the Company, increases in long-term debt or decreases in stockholder’s equity or net current assets of the Company and its consolidated subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Prospectus, or for the period from the date of the most recent financial statements included or incorporated by reference in the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in operating revenues, operating income or net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and (iv) they have carried out specified procedures performed for the purpose of comparing certain specified financial information and percentages (which is limited to financial information derived from general accounting records of the Company or, to the extent not so derived, from schedules prepared by Company officers responsible for such accounting records) included or incorporated by reference in the Registration Statement and Prospectus with indicated amounts in the financial statements or accounting records of the Company and (excluding any questions of legal interpretation) have found such information and percentages to be in agreement with the relevant accounting and financial information of the Company referred to in such letter in the description of the procedures performed by them.

(f)            Subsequent to the respective dates as of which information is given in the Registration Statement and the most recent Preliminary Prospectus, there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 7 which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated by the Pricing Disclosure Package.

(g)           Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Bonds or any other debt securities or preferred stock of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Bonds or of any other debt securities or preferred stock of or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading).

(h)           Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 1(l) shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Bonds on the terms and in the manner contemplated by this Agreement and the Prospectus.

(i)            Neither the Company nor any of its subsidiaries (i) shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or action, order or decree of any court, arbitrator or governmental or regulatory authority, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus, and (ii) shall have incurred since the date of this Agreement, any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, which are material to the Company and its subsidiaries taken as a whole, and there shall not have been any change in the capital stock or long-term debt of the Company on a consolidated basis or any change that results in a Material Adverse Effect otherwise than as set forth or contemplated in the most recent Preliminary Prospectus, the effect of which, in any such case described in clause (i) or (ii) above is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Bonds on the terms and in the manner contemplated by this Agreement and the Prospectus.

(j)            No Representative shall have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which in the opinion of counsel for the Underwriters is material or omits to state a fact which in the opinion of counsel for the Underwriters is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(k)           No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Bonds; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Bonds.

(l)            All corporate proceedings and other legal matters incident to the authorization, form and validity of the Indenture and this Agreement and the transactions contemplated hereby shall be reasonably satisfactory to counsel to the Underwriters, and prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as they may reasonably request.

(m)          The Company and Trustee shall have entered into the supplemental Indenture relating to the Bonds, and the Representatives shall have received counterparts, conformed as executed thereof, and the Bonds shall have been duly executed and delivered by the Company and authenticated by the Trustee.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

8.             Conditions of Company’s Obligations. The obligations of the Company to sell and deliver the Bonds are subject to the following conditions:

(a)           Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, threatened.

(b)           The order of the MPUC referred to in Section 1(r) hereof shall be final and in full force and effect.

If any of the conditions specified in this Section 8 shall not have been fulfilled, this Agreement and all obligations of the Company hereunder may be cancelled on or at any time prior to the Closing Date by the Company. Notice of such cancellation shall be given to the Underwriters in writing or by telephone or facsimile transmission confirmed in writing.

9.             Reimbursement of Underwriters’ Expenses. If the sale of the Bonds provided for herein is not consummated (i) because this Agreement is terminated pursuant to Section 12 or (ii) because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Bonds, including the reasonable fees and disbursements of counsel for the Underwriters.

10.           Indemnification.

(a)           The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus (or amendment or supplement thereto) or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Prospectus, shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Bonds, or any affiliate, director or officer of such Underwriter, or any person controlling such Underwriter where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) prior to the Applicable Time the Company shall have notified such Underwriter that a part of the Preliminary Prospectus contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading (except that such notification shall not be required with respect to the omission of the Rule 430B Information), (ii) such untrue statement or omission of a material fact was corrected in a subsequent Preliminary Prospectus or Prospectus and such subsequent part was provided to such Underwriter far enough in advance of the Applicable Time so that such subsequent part could have been provided to such person prior to the Applicable Time, (iii) the Underwriter did not send or give such subsequent part to such person at or prior to the time of sale of Bonds to such person and (iv) such loss, claim, damage or liability would not have occurred had the Underwriter delivered such  subsequent part to such person as provided for in clause (iii) above.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information identified in Section 10(g) hereof as being provided by the Underwriters.

(c)           If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 10. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person, which may be counsel to the Indemnifying Person, to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 10 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Bonds or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Bonds and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Bonds. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’

relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 10, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Bonds exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

(g)           The Underwriters severally confirm and the Company acknowledges that the statements with respect to the offering of the Bonds by the Underwriters set forth in the third, sixth (other than the last two sentences thereof), seventh and tenth paragraphs in the section entitled “Underwriting” in the prospectus supplement that is a part of the Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus.

11.           Default by an Underwriter.

(a)           If any Underwriter shall default in its obligation to purchase the Bonds which it has agreed to purchase hereunder (in this Section called the “Unpurchased Bonds”), the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Unpurchased Bonds on the terms contained herein. If within 36 hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Unpurchased Bonds, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Unpurchased Bonds on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Unpurchased Bonds, or the

Company notifies the Representatives that it has so arranged for the purchase of such Unpurchased Bonds, the Representatives or the Company shall have the right to postpone the Closing Date for such Unpurchased Bonds for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Unpurchased Bonds.

(b)           If, after giving effect to any arrangements for the purchase of the Unpurchased Bonds of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Unpurchased Bonds which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Bonds, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Bonds which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Bonds which such Underwriter agreed to purchase hereunder) of the Unpurchased Bonds of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Unpurchased Bonds of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Unpurchased Bonds which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Bonds, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Unpurchased Bonds of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.           Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for all Bonds, if prior to such time (i) trading shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market, (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities clearance or settlement services shall have occurred or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Bonds on the terms and in the manner contemplated by this Agreement and the Prospectus.

13.           Representations and Indemnities to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons within the meaning of the Act, and will survive delivery of and payment for the Bonds. The provisions of Sections 6, 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

14.           Notices. All communications hereunder will be in writing and, if sent to the Representatives, will be mailed, delivered or transmitted and confirmed to them at their address set forth in this Agreement or, if sent to the Company, will be mailed, delivered or transmitted and confirmed to it at 414 Nicollet Mall, Minneapolis, Minnesota 55401, attention Treasurer
(Fax: 612-215-           ). All communications shall take effect at the time of receipt thereof.

15.           Persons Entitled to Benefit of Agreement. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10 hereof, and the affiliates of each Underwriter referred to in Section 10 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Bonds from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

16.           Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

17.           Counterparts. This Agreement may be executed in counterparts, all of which, taken together, shall constitute a single agreement among the parties to such counterparts.

18.           Representation of the Underwriters. The Representatives represent and warrant to the Company that they are authorized to act as the representatives of the Underwriters in connection with this financing and that the Representatives’ execution and delivery of this Agreement and any action under this Agreement taken by such Representatives will be binding upon all Underwriters.

19.           Amendment and Waiver. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

20.           Other. Time shall be of the essence for all purposes of this Agreement. As used herein, “business day” shall mean any day other than a day on which banks are permitted or required to be closed in New York City.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

NORTHERN STATES POWER COMPANY

By:
Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

[NAME OF REPRESENTATIVES]

For itself and as Representative of the several Underwriters, if any, named in Schedule II to the foregoing Agreement

SCHEDULE I

Underwriting Agreement dated

Registration Statement No. 333-

Representatives and Addresses:

Bonds:

Designation: % First Mortgage Bonds, Series due

Principal Amount:	$

Supplemental Indenture dated as of:

Date of Maturity:

Interest Rate:	% per annum, payable and of each year, commencing
Purchase Price:	% of the principal amount thereof, plus accrued interest from to the date of payment and delivery.

Public Offering Price:	% of the principal amount thereof, plus accrued interest from _____________ to the date of payment and delivery.

Payment to be made in federal (same day) funds. Yes

Closing Date and Location:                        ,

Office for Delivery, Payment and Checking of Bonds:

I-1

SCHEDULE II

Name	Amount

Total	$

II-1

SCHEDULE III

Final Term Sheet

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-

$
NORTHERN STATES POWER COMPANY
         % FIRST MORTGAGE BONDS, SERIES DUE

FINAL TERMS AND CONDITIONS

Issuer:	Northern States Power Company
Issue Format:	SEC Registered
Ratings:
Note Type:	First Mortgage Bonds
Total Principal Amount:	$
Pricing Date:
Settlement Date:
Maturity Date:
Interest Payment Dates:	Each and , commencing on
Day Count:	30/360
Reference Benchmark:
Benchmark Price:
Benchmark Yield:
Re-offer Spread:
Re-offer Yield:
Coupon:
Re-offer/Issue Price to Public:
All-in Price to Issuer
All-in Yield:
Make-Whole Call:
Minimum Denominations:	$1,000
Joint Bookrunners:
Co-Managers:

Note:  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send

III-1

you the prospectus if you request it by calling                                                                                        toll free at                          , by calling                                                                        at                                           or by calling                                             toll free at                                                     .

III-2

EXHIBIT A

Form of Opinion of Michael C. Connelly

Re:	$ principal amount of % First Mortgage Bonds, Series due , of Northern States Power Company, a Minnesota corporation

Ladies and Gentlemen:

I am Vice President and General Counsel of Northern States Power Company, a Minnesota corporation. (the “Company”), and, as such, I and the attorneys that I supervise have acted as counsel for the Company with respect to the issue and sale by the Company of $ principal amount of               % First Mortgage Bonds, Series due                        , herein called the “Bonds.”

For the purpose of rendering this opinion, I, or attorneys that I supervise, have examined the proceedings taken by the Company with respect to the issuance and sale of the Bonds including the Underwriting Agreement dated                         between you and the Company relating to your purchase of the Bonds, herein called the “Agreement,” and have either participated in the preparation of or examined the Trust Indenture, dated February 1, 1937, as previously amended, supplemented and restated and the Supplemental Indenture dated as of                         , creating the Bonds, all from the Company to The Bank of New York Trust Company, N.A., as successor Trustee (which Trust Indenture, as so amended, supplemented and restated, and Supplemental Indenture are herein collectively called the “Indenture”). I, or attorneys that I supervise, also have participated in the preparation of or examined the registration statement and any amendments thereto and the accompanying prospectuses and any supplements thereto, as filed under the Securities Act of 1933, as amended (the “Act”), and any issuer free writing prospectuses, with respect to the Bonds. Whenever the terms “Registration Statement,” “Preliminary Prospectus,” “Prospectus” or “Issuer Free Writing Prospectus” are used herein, they shall have the respective meanings set forth in the Agreement and shall include, as provided in the Agreement, the documents incorporated by reference therein. Except as otherwise defined herein, terms used in this letter but not otherwise defined herein are used as defined in the Agreement. My examination has extended to all statutes, records, instruments, and documents which I have deemed necessary to examine for the purposes of this opinion.

Based on the foregoing and the assumptions that follow, I am of the opinion that:

1.             The Company has been duly incorporated and is a corporation existing and in good standing under the laws of the State of Minnesota; has corporate power and authority to do business and to own or lease property in the states of Minnesota, North Dakota, and South Dakota in the manner and as set forth in the Prospectus; has corporate power and authority to own securities of its subsidiaries; is qualified to do business as a foreign corporation under the laws of the states of North Dakota and South Dakota; and has corporate power and authority to make the Indenture and issue and sell the Bonds;

2.             The authorized capital stock of the Company is as set forth in the most recent Preliminary Prospectus and all of the issued shares of capital stock of the

Company have been duly authorized and validly issued and are fully paid and non-assessable;

3.             The Agreement has been duly authorized, executed and delivered by the Company;

4.             The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms;

5.             The issuance of the Bonds in accordance with the terms of the Indenture and the sale and delivery thereof pursuant to the provisions of the Agreement have been duly authorized by the Company; the statements made under the captions “Description of the First Mortgage Bonds” and “Supplemental Description of the First Mortgage Bonds” in the most recent Preliminary Prospectus, insofar as they purport to summarize provisions of documents specifically referred to therein, fairly present the information called for with respect thereto by Form S-3; the Bonds have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture;

6.             The statements under the captions “Description of the First Mortgage Bonds” and “Supplemental Description of the First Mortgage Bonds” in the most recent Preliminary Prospectus, insofar as they purport to summarize provisions of the documents specifically referred to therein, are accurate in all material respects;

7.             Neither the execution and the delivery of the Indenture or the Agreement, the consummation of the transactions contemplated thereby and the fulfillment of the terms thereof, the issuance and delivery of the Bonds nor the compliance by the Company with all the terms and provisions of the Indenture and the Agreement will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument known to me to which the Company is a party or by which it is bound or to which any of its property or assets is subject, or the Articles of Incorporation, as amended, or by-laws of the Company or any law, statute, rule or regulation applicable to the Company or, to the best of my knowledge, any order of any court or of any Federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or its property;

8.             The Registration Statement has become effective under the Act. To my knowledge, no proceedings for a stop order have been instituted or are pending or threatened under Section 8(d) of the Act and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. The Minnesota Public Utilities Commission has issued its order approving the Company’s capital structure which order authorizes the issuance of the Bonds and is final and in full force and effect. No further approval, authorization, consent, certificate or order of, or filing or registration with, any governmental body, federal, state or other, is required in connection with the issuance and sale of the Bonds by the Company as provided in the Agreement and the most recent Preliminary Prospectus, except as may be required by state securities laws;

9.             The Registration Statement, as of the Effective Date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder and with the Trust Indenture Act of 1939 and the rules and regulations thereunder, and the documents incorporated by reference in the Registration Statement or the Prospectus complied as to form when filed in all material respects with the requirements of the Securities Exchange Act of 1934, and the applicable rules and regulations thereunder, except that in each case no opinion is expressed with respect to (i) the financial statements and supporting schedules included or incorporated by reference therein and (ii) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of Deloitte & Touche LLP, as experts;

10.           To the best of my knowledge, there are no legal or governmental proceedings involving the Company required to be described in the Registration Statement or the most recent Preliminary Prospectus which are not described as required any contracts or documents of a character required to be described in the Registration Statement or the most recent Preliminary Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

11.           The Indenture is in proper form, conforming to the laws of the States of Minnesota, North Dakota and South Dakota, to give and create the lien which it purports to create and has been and now is duly and properly recorded or filed in all places necessary to effectuate the lien of the Indenture;

12.           The Company has good and valid title to all real and fixed property and leasehold rights described or enumerated in the Indenture (except such properties as have been released from the lien thereof in accordance with the terms thereof), and good and marketable title to all personal property owned by it, subject only to: (a) taxes and assessments not yet delinquent; (b) the lien of the Indenture; (c) as to parts of the Company’s property, certain easements, conditions, restrictions, leases, and similar encumbrances which do not affect the Company’s use of the property in the usual course of business, certain minor defects in titles which are not material, defects in titles to certain properties which are not essential to the Company’s business; and mechanic’s lien claims being contested or not of record or for the satisfaction or discharge of which adequate provisions have been made by the Company pursuant to the Indenture;

13.           The Bonds are secured by and entitled to the benefits of the Indenture equally and ratably, except as to sinking fund provisions, with all other bonds duly issued and outstanding under the Indenture by a valid and direct first mortgage lien of the Indenture on all of the real and fixed properties, leasehold rights, franchises, and permits now owned by the Company, subject only to the items set forth in the preceding paragraph 12 of this opinion;

14.           The Bonds also are secured equally and ratably, except as to sinking fund provisions, with all other bonds duly issued and outstanding under the Indenture by a valid and direct first mortgage lien (subject to permitted liens as defined in the Indenture) on all real and fixed property hereinafter acquired by the Company in conformity with the terms of the Indenture, except as the United States Bankruptcy Code may affect the validity of the lien of such Indenture on property acquired after the commencement of a case under said Code, except as to the prior lien of the Trustee under the Indenture in certain events specified therein, and except as otherwise provided in the Indenture in the case of consolidation, merger, or transfer of all the mortgaged and pledged property as an entirety; and

15.           The Company has all necessary power under statutory provisions, franchises (which expire at various dates), or permits to serve the customers in the jurisdictions where it provided electric and gas services, except in certain instances that would not result in a Material Adverse Effect.

In the course of my participation in the preparation of the Registration Statement and Prospectus, I, or attorneys that I supervise, made investigations as to the accuracy of certain of the statements of fact contained therein, I, or attorneys that I supervise, discussed other matters with officers, employees, and representatives of the Company, and I, or attorneys that I supervise, examined various corporate records and data. While I do not pass upon or assume responsibility for, and shall not be deemed to have independently verified, the accuracy and completeness of the statements contained in the Registration Statement, the Prospectus, the most recent Preliminary Prospectus or the final term sheet (except as to matters set forth in paragraphs 5, 6 and 10 above) nothing has come to my attention that would lead me to believe (i) that the Registration Statement, as of                  , contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Pricing Disclosure Package, as of the Applicable Time (as defined in the Agreement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) that the Prospectus, as of its date or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case I express no view with respect to (i) the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein and (ii) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of Deloitte & Touche LLP, as experts.

The opinions and views set forth above are subject to the following limitations, qualifications and assumptions:

I have assumed, for purposes of the opinions and views expressed herein, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted as conformed or reproduction copies. For the purposes of the opinions and views expressed herein, I also have assumed that each of the Underwriters and the Trustee has authorized, executed, authenticated and delivered the documents or securities to which each of them is a party and that each of such documents or securities is the valid, binding and enforceable obligation of each of the Underwriters and the Trustee, as applicable.

The opinions expressed in paragraph 1 above with respect to the existence, good standing and/or foreign qualifications to do business, as the case may be, of the Company are based solely on certificates of public officials as to factual matters or legal conclusions set forth therein.

My opinions set forth in paragraphs 4, 5, 13 and 14 above with respect to the enforceability of the documents or securities referred to in such opinions are subject to: (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally; (ii) provisions of the United States Bankruptcy Code that may affect the validity of the lien thereof with respect to proceeds, products, rents, issues or profits realized, and additional property acquired, after the commencement of a case under said Code; (iii) enforcement of the provisions of the Indenture may be limited by the laws of the States of Minnesota, North Dakota and South Dakota (where property covered thereby is located) affecting the remedies for the enforcement of the security provided for in the Indenture (which state laws do not in my opinion make such remedies inadequate for the realization of the benefits of such security) (iv) general equitable principles, whether such principles are considered in a proceeding at law or in equity; (v) the qualification that I express no opinion as to the validity, binding effect or enforceability of any provision in any document (A) relating to indemnification, contribution or exculpation in connection with violations of any securities laws or statutory duties or public policy, or in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution, (B relating to choice of governing law to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of Minnesota or may be subject to constitutional limitations or (C) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such documents; and (vi) the effect of applicable rules of law that (A) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, or that permit a court to reserve to itself a decision as to whether any provision of any agreement is severable, and (B) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs.

I express no opinion as to the laws of any jurisdiction other than the laws of the States of Minnesota, North Dakota and South Dakota and the federal laws of the United States of America.  In giving opinions in paragraphs 11, 13 and 14 as to conformity to the laws of States other than Minnesota and as to the franchises and titles to property of the Company, I have in certain instances relied upon the opinion of other counsel employed or retained by the Company to render opinions in respect thereto. The opinions herein expressed are limited to the specific issues addressed and to laws existing on the date hereof.  By rendering this opinion, I do not undertake to advise you with respect to any other matter or of any change in such laws or in the interpretation thereof which may occur after the date hereof.

These opinions do not cover titles to easements for water flowage purposes or rights of way for electric and transmission and distribution facilities, steam mains, and telephone lines. However, the Company has the power of eminent domain in the states in which it operates.

In giving my opinion under paragraph 12 above, I have relied upon examinations of titles of insurance commitment and owner’s and encumbrances reports to properties of the Company, said materials bearing various dates, and nothing has come to my attention which would lead me to believe that anything has occurred since the dates of the materials which would adversely affect the titles shown on the reports.

Simpson Thacher & Bartlett LLP, as counsel to the Underwriters, may rely on this opinion letter in connection with the transactions contemplated by the Agreement.

Respectfully submitted,

By
Michael C. Connelly
Vice President and General Counsel
Northern States Power Company

EXHIBIT B

FORM OF OPINION OF JONES DAY

Ladies and Gentlemen:

We have acted as special counsel for Northern States Power Company, a Minnesota corporation (the “Company”), in connection with the purchase from the Company by the several underwriters named in Schedule II to the Underwriting Agreement (as defined below) (collectively, the “Underwriters”), pursuant to the Underwriting Agreement, dated as of                     (the “Underwriting Agreement”), by and among the Company and                                                                          , acting as representatives of the several Underwriters, of $                                      in aggregate principal amount of its                      % First Mortgage Bonds, Series due                                         (the “Bonds”) issued under the Trust Indenture, dated February 1, 1937 (the “Trust Indenture”), by and between the Company and The Bank of New York Trust Company, N.A., as successor Trustee (the “Trustee”), as amended, restated and supplemented, and the Supplemental Indenture, dated as of                                , by and between the Company and the Trustee (the “Supplemental Indenture”). The Trust Indenture, as amended, restated and supplemented, and the Supplemental Indenture are herein collectively referred to as the “Indenture.”  This letter is furnished to the Underwriters pursuant to Section 7(b) of the Underwriting Agreement. Except as otherwise defined herein, terms used in this letter but not otherwise defined herein are used as defined in the Underwriting Agreement.

In connection with the opinions and views expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions and views. Based upon the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.                                       Assuming that the issuance and sale of the Bonds have been duly authorized and approved by an order of the Minnesota Public Utilities Commission and such order is in full force and effect, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required in connection with the issuance or sale of the Bonds by the Company to the Underwriters, except (i) for the registration of the Bonds under the Securities Act of 1933 (the “Securities Act”) and the rules and regulations thereunder and the qualification of the Indenture under the Trust Indenture Act of 1939 and the rules and regulations thereunder, (ii) for periodic and other reporting requirements under the Securities and Exchange Act of 1934 and the rules and regulations thereunder or (iii) as may be required under state securities or “blue sky” laws.

2.                                       The Company is not required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

3.                                       The statements contained in the Prospectus under the captions “Description of the First Mortgage Bonds” and “Supplemental Description of the First Mortgage Bonds,” other than those statements under the heading “Security for the First Mortgage Bonds,” as to which we express no opinion, insofar as such statements purport to summarize legal matters or provisions of documents referred to therein, present fair summaries of such legal matters and documents.

We have participated in the preparation of the Registration Statement on Form S-3 (Registration No. 333-                        ) (the “Registration Statement”), the Prospectus dated                                 (the “Base Prospectus”), the Preliminary Prospectus Supplement dated                                        (together with the Base Prospectus, the “Preliminary Prospectus”), the Prospectus Supplement dated                                          (together with the Base Prospectus, the “Prospectus”) and the information identified on Schedule I of the Underwriting Agreement (together with the Preliminary Prospectus, the “Pricing Disclosure Package”). From time to time, we have had discussions with certain officers, directors and employees of the Company and Xcel Energy Inc., a Minnesota corporation and the parent company of the Company, with representatives of Deloitte & Touche LLP, the independent registered public accounting firm who examined the financial statements of the Company included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, with the Underwriters and with counsel to the Underwriters concerning the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus and the proposed responses to various items in Form S-3. Based upon our participation and discussions described above, we are of the view that the Registration Statement (including all information deemed to be a part thereof and included therein pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”)), as of                                         , which is the date you have identified as the earlier of the date the Prospectus was first used and the date of the first contract of sale of any Bonds (such date, the “Effective Date”), and the Prospectus, as of the Effective Date, complied as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, except that in each case we express no view with respect to (i) the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein or (ii) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of Deloitte & Touche LLP, as experts.

We have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness (except as and to the extent set forth in paragraph 3 above) of the information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus. Based upon our participation and discussions described above, however, no facts have come to our attention that cause us to believe that the Registration Statement (including all information deemed to be a part thereof and included therein pursuant to Rule 430B under the Securities Act), as of                                              , contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Pricing Disclosure Package, as of                                    , New York City time, on                                            (which is the time that you have informed us was prior to the first contract of sale of any Bonds by the Underwriters), or that the Prospectus, as of the Effective Date and as of the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no view with respect to (i) the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein or (ii) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of Deloitte & Touche LLP, as experts.

The Registration Statement has become effective under the Securities Act, and, to our Actual Knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or threatened by the Commission.

The opinions and views set forth above are subject to the following limitations, qualifications and assumptions:

We have assumed, for purposes of the opinions and views expressed herein, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. For the purposes of the opinions and views expressed herein, we also have assumed that each of the Underwriters and the Trustee has authorized, executed, authenticated and delivered the documents or securities to which each of them is a party and that each of such documents or securities is the valid, binding and enforceable obligation of each of the Underwriters and the Trustee, as applicable.

As to any facts relevant to our opinions and views, we have relied upon and assume the accuracy of the representations and warranties contained in the Underwriting Agreement from the Company and the Underwriters, and compliance on the part of the Company and the Underwriters with their respective covenants and agreements contained therein.

The statements above with respect to the effectiveness of the Registration Statement under the Securities Act and no stop order suspending the effectiveness of the Registration Statement having been issued and no proceedings for that purpose being pending or threatened by the Commission are based solely on telephone conversations involving lawyers in our firm actively engaged in our representation of the Company in this matter and members of the staff of the Commission, and such statements are made as of the time of such conversations.

Insofar as matters herein are stated to be to our Actual Knowledge or refer to the state of our knowledge, our “Actual Knowledge” means the actual knowledge of any lawyer in the Covered Lawyer Group; and the “Covered Lawyer Group” means                                                                                                   .

The opinions and views expressed herein are limited to the federal securities laws of the United States of America as currently in effect, and we express no opinion or view as to the effect of the laws of any other jurisdiction on the opinions and views expressed herein.

We express no opinion or view as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of each of the addressees or any other person or entity with any state or federal laws or regulations applicable to each of them by reason of their status as or affiliation with a federally insured depository institution. Our opinions and views are limited to those expressly set forth herein, and we express no opinions or views by implication.

This letter is furnished by us to you solely for the benefit of the Underwriters and solely with respect to the purchase of the Bonds from the Company by the Underwriters, upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever, and that this letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.